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Exhibit 99.3

AMERICAN BANK HOLDINGS, INC.

1,150,000 Shares of Common Stock
($0.001 par value)

ACCOMMODATING BROKER AGREEMENT

April    , 2005

FIG Partners, L.L.C.
1545 Peachtree Street
Suite 650
Atlanta, Georgia 30309

Gentlemen:

        American Bank Holdings, Inc., a Delaware corporation (the "Company"), proposes to employ you ("you" or the "Broker"), as a non-exclusive broker-dealer registered with the Securities and Exchange Commission ("Commission") and a member of the National Association of Securities Dealers, Inc. ("NASD"), and hereby confirms its agreement (the "Agreement") with the Broker as follows:

        1.    Introduction.    (a) The Company proposes to offer 1,000,000 shares (the "Rights Offering Shares") of the Company's common stock, par value $0.001 per share ("Common Stock") to shareholders of the Company of record on February 25, 2005 in a pro-rata rights offering (the "Rights Offering"). Any shares not purchased in the Rights Offering (the "Community Offering Shares") may be made available to new and existing shareholders for purchase in a community offering (the "Community Offering" and, together with the "Rights Offering," the "Offerings"). If there is sufficient demand for shares in the Community Offering, the Company may sell up to an additional 150,000 newly issued shares,, bringing the total number of shares offered to 1,150,000 (the "Shares"). The Company desires to appoint the Broker to act as broker-dealer of record, known as an "accommodation broker," for the distribution of the prospectus and related documents to prospective purchasers in the Community Offering to be identified by the Company to satisfy the broker-dealer registration and licensing requirements of the securities regulations of the following states only: Florida, Maryland, Massachusetts, Virginia and the District of Columbia. The Broker's activities are, and this engagement is, strictly limited to acting as an accommodation broker-dealer on behalf of the Company to enable the Company to comply with the state regulations in connection with the Community Offering, to residents of the states listed in this Section 1. The Offerings are more fully described in the Prospectus attached hereto as Exhibit "A" and made a part hereof.

        (b)   The Company acknowledges and agrees that the Broker is not underwriting the Community Offering, has no obligation to purchase any Common Stock or to use its "best efforts" in the placement thereof, nor is it obligated to find or qualify any purchasers of the Common Stock. The Broker has not prepared a report or opinion constituting recommendations or advice to the Company in connection with either the Rights Offering or the Community Offering. In addition, the Broker has not expressed and will not express, an opinion as to the price at which the Common Stock should be offered, the fairness of the subscription price, the terms or structure of the Offerings or the prices at which the Common Stock may trade after the Offerings. It is acknowledged that the Broker shall not be obligated to take any action that is inconsistent with any applicable laws, regulations, decisions, orders or policies of the Commission or of the NASD or any other federal, state or self regulatory authority having jurisdiction over the Company, the Broker or the Offerings.

        2.    Representations and Warranties of the Company.    The Company represents and warrants to the Broker as follows:

        (a)   The Company has filed with the Commission a registration statement on Form SB-2 (Registration No. 333-11271) for the registration of the Common Stock under the Securities Act of

1933, as amended (the "Securities Act"), and the rules and regulations thereunder (the "Securities Act Regulations"). The Company has prepared and filed such amendments thereto, and such amended prospectus, as may have been required to the date hereof, and will file such additional amendments thereto and such amended prospectuses as may hereafter be required. The Company acknowledges that the Broker did not participate in the preparation of the Registration Statement (as defined below) or any amendment thereto or any prospectus or any amendment or supplement thereto (except with respect to the language contained in the section titled "Plan of Distribution" in Amendment No. 4 and the prospectus relating thereto dealing only with the participation of the Broker in the Community Offering (the "Broker Provisions")). The Registration Statement has been declared effective under the Securities Act by the Commission. The registration statement, as amended, at the time it became effective (including all information deemed, whether by incorporation by reference or otherwise, to be a part of the registration statement at the time it became effective pursuant to Rule 430A(b) of the Securities Act Regulations) is hereinafter called the "Registration Statement," except that, if the Company files a post-effective amendment to such registration statement which becomes effective prior to the Closing (as defined below), "Registration Statement" shall refer to such registration statement as so amended. Any registration statement filed pursuant to Rule 462(b) of the Securities Act Regulations is hereinafter called the "Rule 462(b) Registration Statement," and after such filing the term "Registration Statement" shall include the 462(b) Registration Statement. The term "Prospectus" means the final prospectus, as first filed with the Commission pursuant to Rule 424(b) of the Securities Act Regulations, and any amendments thereof or supplements thereto. The Company has, or will, file with the Commission within the time period required by the Securities Act Regulations the final Prospectus pursuant to Rule 424(b).

        (b)   The Registration Statement in the form in which it became effective and also in such form as it may be when any post-effective amendment thereto shall become effective, and the Prospectus filed as part of the Registration Statement and in the form first filed with the Commission under its Rule 424(b), if any, and when any supplement thereto is filed with the Commission, will comply in all material respects with the provisions of the Securities Act and will not contain at any such times an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty does not apply to statements in or omissions from information relating to the Broker in the Broker Provisions in the section of the Prospectus entitled "Plan of Distribution" that were made in reliance upon and conformity with information furnished to the Company in writing by the Broker expressly for use therein.

        (c)   The Prospectus delivered to the Broker for use in connection with the Community Offering will be identical to the version of the final Prospectus transmitted to the Commission for filing via the Electronic Data Gathering Analysis and Retrieval System ("EDGAR"), except to the extent permitted by Regulation S-T.

        (d)   No stop order suspending the effectiveness of the Registration Statement has been issued and no proceeding for that purpose has been instituted or, to the knowledge of the Company, threatened by the Commission or the securities authority of any state or other jurisdiction. No order preventing or suspending the use of any Prospectus, including any preliminary prospectus, has been issued and no proceeding for that purpose has been instituted or, to the knowledge of the Company, threatened by the Commission or the securities authority of any state or other jurisdiction.

        (e)   The Company has the authorized capitalization set forth in the Prospectus under the caption "Description of Capital Stock." As of the date of the Prospectus, there were no shares of preferred stock issued and outstanding and there were            shares of Common Stock issued and outstanding. All of the outstanding shares of Common Stock conform to the description of the Common Stock under the caption "Description of Capital Stock" in the Prospectus and are duly authorized and validly issued, fully paid and nonassessable and free of preemptive or similar rights and all have been issued and sold in compliance with applicable Federal and state securities laws. The Shares to be issued and sold by the Company have been duly authorized, and upon delivery to the purchasers thereof against payment therefor in accordance with the terms of the Prospectus, will have been validly issued and fully paid and will be nonassessable and free of preemptive or similar rights; and the Common Stock conforms in all material respects to the description thereof in the Registration Statement and the Prospectus (or any amendment or supplement thereto). Except as disclosed in the Prospectus, there are no outstanding securities convertible into or exchangeable for, or warrants, options or similar rights of any kind to acquire, shares of the capital stock of the Company.

        (f)    The Company and its wholly owned subsidiaries, American Bank (the "Bank") and American Savannah Land Corporation, Market Shares, LLC, American Bank Financial Services, Inc. and American Bank Holdings Statutory Trust I (the "Other Subsidiaries" and, together with the Bank, the "Subsidiaries"), are duly organized and validly existing and in good standing under their respective jurisdictions of incorporation. The Company and the Subsidiaries are duly qualified to do business and are in good standing in all jurisdictions that require such qualification or in which the failure to qualify in such jurisdictions would not have a material adverse effect on the business, condition (financial or otherwise), prospects or properties of the Company and the Subsidiaries taken as a whole (a "Material Adverse Effect"). The Company and the Subsidiaries possess all material licenses, certificates, permits and other authorizations from governmental authorities necessary for the conduct of their businesses as described in the Prospectus and own, or possess adequate rights to use, all material rights necessary for the conduct of their business and have not received any notice of conflict with the asserted rights of others in respect thereof, except, in each case, where the failure to so possess would not have a Material Adverse Effect; and the Company and the Subsidiaries have the power and authority to own their properties and conduct their businesses as described in the Prospectus. The Company is duly registered as a unitary savings and loan holding company under the Home Owners Loan Act of 1933, as amended. The Bank has been duly organized and is validly existing as a federally-chartered stock savings bank. The deposit accounts of the Bank are insured by the Savings Association Insurance Fund administered by the Federal Deposit Insurance Corporation up to the maximum amount provided by law, and no proceedings for the modification, termination or revocation of any such insurance are pending or, to the knowledge of the Company, threatened.

        (g)   All of the outstanding shares of capital stock of the Bank are owned by the Company, have been duly authorized and are validly issued, fully paid and nonassessable and are owned by the Company free and clear of any lien, claim, security interest or other encumbrance. All of the outstanding shares of capital stock of the Other Subsidiaries (other than American Bank Holdings Statutory Trust I, of which the Company owns all of the common securities of the trust) are owned by the Company, have been duly authorized and are validly issued, fully paid and nonassessable and are owned by the Company free and clear of any lien, claim, security interest or other encumbrance. There are no outstanding warrants, options or similar rights of any kind to acquire, or securities convertible into or exercisable or exchangeable for, shares of capital stock of any of the Subsidiaries. Except as disclosed in the Prospectus, neither the Bank, nor any Other Subsidiary, is prohibited or restricted from paying dividends, directly or indirectly, to the Company, or from making any other distribution with respect to the Bank's capital stock, or from repaying to the Company any amounts that may from time to time become due under any loans or advances to the Bank from the Company, or from transferring the Bank's property or assets to the Company. Except as disclosed in the Prospectus, the Company does not own, directly or indirectly, any capital stock or other equity securities of any other corporation or any ownership interest in any partnership, limited liability company, joint venture or other association.

        (h)   The Company and the Subsidiaries have good and marketable title to all property described in the Prospectus as being owned by them, free and clear of all liens, claims, security interests or other encumbrances except such as are described in the Registration Statement and the Prospectus (or any

amendment or supplement thereto or in a document filed as an exhibit to the Registration Statement) or such as are not material and do not interfere in any material respect with the use of the property or the conduct of the business of the Company and the Subsidiaries taken as a whole, and the property held under lease by the Company or any of the Subsidiaries is held by them under valid and enforceable leases with only such exceptions as in the aggregate are not material and do not interfere in any material respect with the conduct of the business of the Company and the Subsidiaries taken as a whole; provided that no representation or warranty is made hereby to the title of the lessor of any such property.

        (i)    There are no legal or governmental proceedings pending, or, to the knowledge of the Company, threatened, (i) required to be described in the Registration Statement or the Prospectus (or any amendment or supplement thereto) that are not described as required and (ii) which, if determined adversely to the Company or any of its Subsidiaries, would have a Material Adverse Effect; and there is no contract or document of a character required to be described in the Registration Statement or the Prospectus or to be filed as an exhibit to the Registration Statement that is not described or filed as required.

        (j)    Except as disclosed in the Prospectus, the Company and its Subsidiaries are conducting their respective businesses in compliance in all material respects with all federal, state, local and foreign statutes, laws, regulations, decisions, directives and orders applicable to them (including, without limitation, all regulations and orders of, or agreements with, the Commission, the Office of Thrift Supervision ("OTS"), the Federal Reserve Board, any Regulatory Agency (as defined below) and the Federal Deposit Insurance Corporation ("FDIC")), and neither the Company nor any of its Subsidiaries has received any communication from any Regulatory Agency (as defined below) asserting that the Company or any of its Subsidiaries is not in compliance with any statute, rule, regulation, decision, directive or order, which communication would be required under the Securities Act or the Securities Act Regulations, to be disclosed in the Prospectus. Except as disclosed in the Prospectus, none of the Company or the Bank is subject or is a party to, or has received any notice or advice that any of them may become subject to or a party to, any investigation (formal or informal), cease-and-desist order, agreement, consent agreement, memorandum of understanding or other regulatory enforcement action, proceeding or order with or by, or is a party to any commitment letter or similar undertaking to, or is subject to any directive by, or has been a recipient of any supervisory letter from, or has adopted any board resolutions at the request of any Regulatory Agency (as defined below), that currently restricts in any material respect the conduct of their business or that in any material manner relates to their capital adequacy, their credit policies, their management or their business (each, a "Regulatory Agreement"), nor has the Company or the Bank been advised by any Regulatory Agency that it is considering issuing or requesting any such Regulatory Agreement; and, except as disclosed in the Prospectus, there is no unresolved violation, criticism or exception by any Regulatory Agency with respect to any report or statement relating to any examinations of the Company or the Bank which, in the reasonable judgment of the Company, is expected to have a Material Adverse Effect on the Company and the Bank taken as a whole. As used herein, the term "Regulatory Agency" means any federal or state agency charged with the supervision or regulation of securities laws, or depository institutions or depository institution holding companies, or engaged in the insurance of depository institution deposits, or any court, administrative agency or commission or other governmental agency, authority or instrumentality having supervisory or regulatory authority with respect to the Company or the Bank.

        (k)   Neither the Company nor any of the Subsidiaries is in violation of its articles of incorporation or bylaws or articles of association, as the case may be. Neither the Company nor any of the Subsidiaries are in default in the performance of any obligation, agreement or condition contained in any bond, debenture, note or any other evidence of indebtedness or in any agreement, indenture, lease or other instrument to which the Company or any of the Subsidiaries is a party or by which its assets are bound, or in violation of any law, administrative regulation or ruling or court decree applicable to the Company or any of the Subsidiaries or any of their properties, which default or violation would, individually or in the aggregate, have a Material Adverse Effect. Neither the issuance nor the sale of the Shares nor the execution and delivery of this Agreement nor the performance of the obligations of the Company set forth herein nor the consummation of the transactions herein contemplated requires any consent, approval, authorization or other order of any court, regulatory body, administrative agency or other governmental body (except such as may be required under the Securities Act, the rules and regulations of the NASD or other securities laws or Blue Sky laws) or will conflict with the articles of incorporation or bylaws or articles of association, as the case may be, of the Company or any of the Subsidiaries, or constitute a breach or default under any agreement, indenture or other instrument to which the Company or any of the Subsidiaries is a party or by which any of them or any of their property is bound, or any law, administrative regulation or ruling or court decree applicable to the Company or any of the Subsidiaries or any of their properties, except for any such conflict, breach or default that would not have a Material Adverse Effect.

        (l)    Except as disclosed in the Registration Statement and the Prospectus (or any amendment or supplement thereto), subsequent to the respective dates as of which such information is given in the Registration Statement and the Prospectus (or any amendment or supplement thereto), the Company has not incurred any liability or obligation, direct or contingent, or entered into any transaction, not in the ordinary course of business, that is material to the Company and the Subsidiaries taken as a whole, and there has not been any material change in the capital stock, or material increase in the short-term debt or long-term debt, of the Company or any of the Subsidiaries, or any change or development that has or could reasonably be expected to have a Material Adverse Effect.

        (m)  Beard Miller Company LLP, who have certified certain of the financial statements filed with the Commission as part of the Registration Statement and the Prospectus, have consented in writing to the inclusion of their report in the Prospectus and are independent public accountants as required by the Securities Act, the Securities Act Regulations, the Exchange Act and the regulations promulgated thereunder.

        (n)   The Company's financial statements, together with the related schedules and notes, forming part of the Registration Statement and the Prospectus, conform to the requirements of the Securities Act and present fairly the financial position and the results of operations of the Company and the Subsidiaries at the respective dates or for the respective periods to which they apply; such statements and related notes have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved and in accordance with Regulation S-B and, to the extent required, Regulation S-X, except as disclosed therein; any unaudited pro forma financial information (including the related notes) included in the Prospectus complies as to form in all material respects to the applicable accounting requirements of the Securities Act and the Securities Act Regulations, and management of the Company believes that the assumptions underlying the pro forma adjustments are reasonable; and such information fairly presents with respect to the Company and the Bank, the financial positions, results of operations and other information purported to be shown therein at the respective dates and for the respective periods specified; and the other financial and statistical information and data set forth in the Registration Statement and the Prospectus is fairly presented and prepared on a basis consistent with such financial statements and the books and records of the Company and the Subsidiaries. The Company and the Subsidiaries have no material contingent obligations that are not disclosed in the Registration Statement and the Prospectus, as they may be amended or supplemented.

        (o)   The Common Stock is listed for quotation on the NASD over-the-counter electronic bulletin board under the symbol "ABKD.OB."

        (p)   No holders of securities of the Company have rights to the registration of such securities in the Offering.

        (q)   The Company and the Subsidiaries have filed all federal, state and foreign income, franchise or other tax returns that have been required to be filed and have paid all taxes indicated by such returns and all assessments received by them or any of them to the extent that such taxes have become due, and are not being contested in good faith.

        (r)   No labor dispute with the employees of the Company or any of the Subsidiaries exists, or, to the knowledge of the Company, is imminent or threatened.

        (s)   The Company and the Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the business in which it is engaged; all policies of insurance and fidelity or surety bonds insuring the Company and the Subsidiaries and their businesses, assets, employees, officers and directors are in full force and effect; the Company and the Subsidiaries are in compliance with the terms of such policies and instruments in all material respects; and except as identified in writing by the Company there are no claims by the Company or any of the Subsidiaries under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause; the Company and the Subsidiaries have not been refused any insurance coverage sought or applied for; there have been no material increases in premiums since December 31, 2003; and the Company and the Subsidiaries have no reason to believe that they will not be able to renew their existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue their businesses at a cost that would not have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of them, whether or not arising from transactions in the ordinary course of business, except as set forth in the Prospectus (exclusive of any amendment or supplement thereto).

  (t)  (i)  The Company and the Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (A) transactions are executed in accordance with management's general or specific authorizations; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (C) access to assets is permitted only in accordance with management's general or specific authorization; and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

          (ii)   Company or Bank, as applicable, has in place disclosure controls and procedures designed and maintained to ensure that (i) all information (both financial and non-financial) required to be disclosed by Bank in the reports that it provides to the OTS (the "OTS Reports") is recorded, processed, summarized and reported within the time periods required to permit timely filing of the Bank OTS Reports and (ii) all such information is accumulated and communicated to Bank's management as appropriate to allow timely reporting by Bank to the OTS. In addition, Company has devised and maintains a system of internal accounting controls sufficient to provide reasonable assurances regarding the reliability of financial reporting and the presentation of financial statements for external purposes in accordance with GAAP. Company has disclosed, based on its most recent evaluation prior to the date hereof, to Company's auditors and the audit committee of Company Board, (A) any significant weaknesses or deficiencies in the design or operation of its internal controls which could adversely affect in any material respect Company's ability to record, process, summarize and report financial data and (B) any fraud, whether or not material, that involves management or other employees who have a significant role in Company's internal controls. Company has not undertaken to document or test in a comprehensive manner the adequacy of its internal financial and disclosure controls or to cause its auditors to attest to the adequacy of such controls in the manner and to the extent required by Section 404 of the Sarbanes Oxley Act of 2002.

        (u)   The Company has not taken, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, a violation of Regulation M, whether or not such regulation is applicable to the Company.

        (v)   No relationship, direct or indirect, exists between or among the Company on the one hand, and any director, officer, stockholder, customer or supplier of the Company on the other hand, that is required to be described in the Prospectus that is not so described.

        (w)  To the knowledge of the Company, except as previously disclosed to the Broker, there are no affiliations or associations (as such terms are defined by the NASD) between any member of the NASD and any of the Company's executive officers or directors or 10% or greater shareholders. Neither the Company nor any of its affiliates (i) is required to register as a "broker" or "dealer" in accordance with the provisions of the Exchange Act or the regulations promulgated thereunder ("Exchange Act Regulations"), or (ii) directly, or indirectly through one or more intermediaries, controls or has any other association with (within the meaning of Article I of the Bylaws of the NASD) any member firm of the NASD.

        (x)   The Company is not and, after giving effect to the offer and sale of the Shares will not, be an "investment company" or an entity "controlled" by an "investment company," as such terms are defined in the Investment Company Act of 1940, as amended.

        (y)   Any statistical and market-related data included in the Prospectus are based on or derived from sources that the Company believes to be reliable and accurate.

        (z)   All employee benefit plans established, maintained or contributed by the Company and the Subsidiaries comply in all material respects with requirements of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and no such plan incurred or assumed any "accumulated funding deficiency" within the meaning of Section 302 of ERISA or has incurred or assumed any material liability to the Pension Benefit Guaranty Corporation.

        (aa)  In connection with the Community Offering, the Company has not distributed any offering materials or made any representation in connection with the Offering, written or oral, other than as contained in, or in the case of oral communications, consistent with, the Prospectus or the Registration Statement.

        (bb)  There is no person or entity, other than the Broker that is entitled to a finder's fee or any type of brokerage commission in connection with the transactions contemplated by this Agreement as a result of any arrangement, agreement or understanding with the Company.

        (cc)  None of the Company or the Subsidiaries nor any properties owned or operated by the Company or the Subsidiaries is in violation of or liable under any Environmental Law (as defined below), except for such violations or liabilities that, individually or in the aggregate, would not have a Material Adverse Effect. There are no actions, suits or proceedings, or demands, claims, notices or investigations (including, without limitation, notices, demand letters or requests for information from any environmental agency) instituted or pending, or, to the knowledge of the Company, threatened, relating to the liability of any property now or previously owned or operated by the Company or the Subsidiaries or subject to foreclosure by the Company or the Subsidiaries, under any Environmental Law. For purposes of this subsection, the term "Environmental Law" means any federal, state, local or foreign law, statute, ordinance, rule, regulation, code, license, permit, authorization, approval, consent, order, judgment, decree, injunction or agreement with any regulatory authority relating to (i) the protection, preservation or restoration of the environment (including, without limitation, air, water, vapor, surface water, groundwater, drinking water supply, surface soil, subsurface soil, plant and animal life or any other natural resource), and/or (ii) the use, storage, recycling, treatment, generation, transportation, processing, handling, labeling, production, release or disposal of any substance presently listed, defined, designated or classified as hazardous, toxic, radioactive or dangerous, or otherwise regulated, whether by type or by quantity, including any material containing any such substance as a component.

        (dd)  Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, and except as may be otherwise stated in the Registration Statement or Prospectus, there has not been (i) any material adverse change in the assets, business, operations, earnings, prospects, properties or condition (financial or otherwise), present or prospective, of the Company and the Bank taken as a whole, whether or not arising in the ordinary course of business, (ii) any transaction, which is material to the Company and the Bank taken as a whole, contemplated or entered into by the Company or the Bank, (iii) any obligation, contingent or otherwise, directly or indirectly incurred by the Company or the Bank, which is material to the Company and the Bank taken as a whole, or (iv) any dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

        (ee)  The Company has not relied upon the Broker or legal counsel for the Broker for any legal, tax or accounting advice in connection with the offering and sale of the Shares.

        (ff)  Any certificate signed by any officer of the Company or the Bank delivered to the Broker or to legal counsel for the Broker pursuant to or in connection with this Agreement shall be deemed a representation and warranty by the Company to the Broker as to the matters covered thereby.

        (gg)  The form of certificate used to evidence the Common Shares complies in all material respects with all applicable statutory requirements, with any applicable requirements of the articles of incorporation and/or bylaws of the Company and the requirements of the NASD electronic bulletin board.

        (hh)  The Company and the Bank own or possess adequate license or other rights to use all material patents, trademarks, service marks, trade names, copyrights, software and design licenses, trade secrets, manufacturing processes, other intangible property rights and know-how (collectively "Intangibles") necessary to entitle the Company and the Bank to conduct their business as described in the Prospectus, and neither the Company, nor the Bank, has received notice of infringement of or conflict with (and the Company knows of no such infringement of or conflict with) asserted rights of others with respect to any Intangibles which, individually or in the aggregate, could materially and adversely affect the business, prospects, properties, assets, results of operations or condition (financial or otherwise) of the Company or the Bank.

        (ii)  The Company has timely filed all reports, prospectuses, offering circulars, proxy statements, registration statements and all similar documents required to be filed pursuant to the Securities Act, the Securities Act Regulations, the Exchange Act and the Exchange Act Regulations ("Securities Documents"). The Securities Documents did not, as of the dates on which such reports were filed with the Commission, contain any untrue statement of a material fact or omit any material fact required to be stated therein or necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading.

        (jj)  All material outstanding loans or advances or material guarantees of indebtedness by the Company or the Bank to or for the benefit of any of the officers, directors or 10% or greater stockholders of the Company or the Bank or any of the members of the families of any of them have been disclosed in the Prospectus in compliance with the Securities Act Regulations.

        (kk)  This Agreement has been duly authorized, executed and delivered by the Company and is a valid and binding obligation of the Company, enforceable in accordance with its terms.

        3.    Representations and Warranties of Broker.    Broker represents and warrants to the Company that:

        (a)   Broker is registered as a broker-dealer with the Commission and a member of the NASD, and is in good standing with the Commission and the NASD.

        (b)   Broker is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation, with full corporate power and authority to provide the services to be furnished to the Company hereunder.

        (c)   The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of Broker, and this Agreement is a legal valid and binding obligation of Broker, enforceable in accordance with its terms.

        (d)   Broker and each of its employees, agents and representatives who shall perform any of the services required hereunder to be performed by Broker shall be duly authorized and shall have all licenses, approvals and permits necessary, to perform such services, and Broker is a registered broker-dealer in the jurisdictions identified in Section 1 above, and will remain registered during the Community Offering in such jurisdictions in which the Company is relying on such registration for the sale of the Community Offering Shares.

        (e)   Any funds received by Agent to purchase Community Offering Shares will be handled in accordance with Rule 15c2-4 under the 1934 Act.

        (f)    There is not now pending nor, to Broker's knowledge, threatened against Broker any action or proceeding before the Commission, the NASD, any state securities commission or any state or federal court concerning Broker's activities as a broker-dealer.

        4.    Appointment of Broker; Placement of the Shares.    (a) On the basis of the representations, warranties and agreement herein contained, but subject to the terms and conditions hereof, the Company hereby appoints the Broker as its non-exclusive agent for the purpose of distributing the Prospectus and related documents as set forth in Section 1 hereof.

        (b)   On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions hereof, the Broker hereby accepts such agency and agrees to facilitate the placement of the Community Offering Shares on said terms and conditions. Broker hereby agrees to send the Subscription Materials (as defined below) to such persons as the Company may identify from time to time. All subscription funds and subscription agreements shall be directed to the Company's escrow agent, American Stock Transfer & Trust Company (the "Escrow Agent"), and the Broker's shall use its best efforts to (i) retain one copy of all completed subscription agreements received by it; (ii) forward one copy of all completed subscription agreements to the Company within two business days after receipt; and (iii) transmit any subscription funds and subscription agreements it receives to the Escrow Agent within two business days after receipt. For purposes of this Agreement, a "business day" is any day other than a Saturday, Sunday or day when the New York Stock Exchange is not open for normal trading. If any action is required to occur on a day that is not a business day, it shall be required to occur on the next day which is a business day.

        (c)   The Company may, in its sole discretion, cancel, abandon or terminate the Community Offering at any time and this Agreement shall thereupon be cancelled and terminated. The obligations of the Broker shall terminate upon the sooner of: (i) all 1,000,000 Shares are sold in the Rights Offering, (ii) if any Shares are sold in the Rights Offering and/or the Community Offering and the Company terminates such Offerings thereafter, (iii) upon the termination or abandonment of either or both such Offerings by the Company or (iv) upon the expiration date of the Community Offering,                        , 2005 or after any extension thereof approved by the Board of Directors of the

Company. In addition, the Broker may terminate this Agreement at any time in its sole discretion if the Company fails to satisfy the following conditions: (i) the Company shall give the Broker access to its books, records and management as the Broker deems necessary or appropriate to the Broker's satisfaction; or (ii) from and after December 31, 2004 through the last closing date of the Rights Offering or the Community Offering (whichever is the later), the Company shall furnish to the Broker unaudited quarterly financial statements as well as the other reports required herein, which financial statements and reports shall be satisfactory to the Broker.

        (d)   In consideration for the Broker's efforts under this Section, the Company agrees to pay the Broker a fee equal to $100,000.00 (the "Broker Fee"), payable $25,000.00 upon the execution of this Agreement, $25,000.00 upon the written request of the Company to participate in the Community Offering and $50,000.00 at the first closing of the Community Offering to be paid out of escrow, unless the Rights Offering is cancelled, terminated or abandoned by the Company before the mailing of the Prospectus to offerees in the Community Offering, in which event the Company shall pay to the Broker on the business day immediately after the date of cancellation, abandonment or termination in immediately available funds as reimbursement to the Broker for its out-of-pocket expenses, including fees and disbursements for its counsel, an amount not to exceed $25,000.00 (unless such amount has previously been paid to the Broker). If no Community Offering Shares are sold hereunder due to the early termination of the Offerings or the termination of Broker's engagement in accordance with the terms of Section 4(c) hereof, then the Company shall promptly reimburse the Broker for all out-of-pocket expenses incurred by or on behalf of the Broker in connection with this Agreement, including fees and disbursements of its counsel, not to exceed in the aggregate of $25,000.00 (unless such amount has previously been paid to the Broker). In no event shall Broker be paid for, or retain, any amount in excess of its actual out-of-pocket expenses, including fees and disbursements of counsel, in excess of $25,000.00 if the Community Offering is cancelled, terminated or abandoned as described above. Sections 2, 4, 7, 10 and 17 shall survive any termination of this Agreement.

        (e)   In addition, if the persons identified by the Company as persons to whom the Broker shall make offers to (including any related interests of such persons) do not purchase all offered shares in the Community Offering, and the Company sends a written request to the Broker to use its reasonable efforts to sell any remaining Community Offering Shares not so purchased, then, in addition to the fees described in Section 4(d), the Company further agrees to pay the Broker at each Closing of the Community Offering shares out of the escrowed funds by wire transfer from the Escrow Agent, a commission of 6.0% of the gross dollar amount for each Community Offering Share sold by the Broker to persons not identified by the Company.

        (f)    Broker agrees to pay one half of the costs associated with a comfort letter from the Company's independent auditors, Beard Miller, L.L.P., up to a maximum payment of $10,000 which amount may be deducted from Broker's gross fees. The contractual obligation of the comfort letter will be between the Company and the Company's auditors.

        5.    Closing; Payment and Delivery.    The Escrow Agent shall transmit payment for the Community Offering Shares sold hereunder to the Company by wire transfer. Such payment is to be made at the offices of American Bank Holdings, Inc., 12211 Plum Orchard Drive, Suite 300, Silver Spring, Maryland 20904, at 10:00 a.m. local time, on or about            , 2005, or at such other time, date and place as you and the Company shall agree upon, such time and date being herein referred to as the "Closing Date"; provided, however, that no funds shall be transmitted to the Company until the conditions specified in Section 8 hereof shall have been complied with to the satisfaction of the Broker. The Broker shall have no obligation to inspect, confirm or verify the delivery of share certificates at the closing of the Community Offering. On the Closing Date, the Company shall deliver to the Broker (i) the certificates and opinions required hereby and other documents deemed reasonably necessary by the Broker, and (ii) payment of the portion of its fees, expenses and commissions if any, due to the Broker by wire transfer or certified check drawn to the order of the Broker in immediately available funds.

        6.    Covenants of the Company.    The Company covenants and agrees with the Broker as follows:

        (a)   The Company will notify you promptly and, if requested by you, will confirm such advice in writing (i) when the Registration Statement and any amendment thereto shall have become effective or any supplement to the Prospectus shall have been filed, (ii) of any request by the Commission for amendments or supplements to the Registration Statement or the Prospectus or for additional information, (iii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of the suspension of qualification of the Shares for offering or sale in any jurisdiction, or the initiation or contemplation of any proceeding for such purposes and (iv) within the period of time referred to in Section 5(e) below, of the happening of any event that makes any statement made in the Registration Statement or the Prospectus (as then amended or supplemented) untrue in any material respect or that requires the making of any addition to or change in the Registration Statement or the Prospectus (as then amended or supplemented) to state a material fact required to be stated therein or necessary to make the statements therein not misleading or of the necessity to amend or supplement the Prospectus (as then amended or supplemented) to comply with the Securities Act or any other law. If at any time the Commission shall issue any stop order suspending the effectiveness of the Registration Statement, the Company will use its best efforts to obtain the withdrawal of such order at the earliest possible time.

        (b)   The Company will furnish you, without charge, as many copies of the Registration Statement as originally filed with the Commission and of each amendment thereto, including financial statements and all exhibits thereto as you may reasonably request. The Company will also advise the Broker, and (if requested by the Broker) to confirm such advice in writing, on the same date the Registration Statement has become effective and on the same date any post-effective amendment thereto becomes effective under the Securities Act Regulations.

        (c)   The Company will not file any amendment to the Registration Statement or make any amendment or supplement to the Prospectus of which you shall not have been advised previously or to which you shall reasonably object in writing promptly after being so advised.

        (d)   The Company shall file the final Prospectus with the Commission pursuant to Rule 424(b) not later than the second business day following the execution and delivery of this Agreement and thereafter from time to time, for such period as in the opinion of counsel for the Broker a prospectus is required by law to be delivered in connection with sales by the Broker, the Company will deliver to you without charge (except as provided below) as many copies of the Prospectus (and of any amendment or supplement thereto) as you may reasonably request, which Prospectus and any amendments or supplements thereto will be identical to the version transmitted to the Commission for filing via EDGAR, except to the extent permitted by Regulation S-T. The Company consents to the use of such Prospectus (and of any amendment or supplement thereto) in accordance with the provisions of the Securities Act and with the securities or Blue Sky laws of the jurisdictions in which the Shares are offered by the Broker, both in connection with the offering or sale of the Shares and for such period of time thereafter as the Prospectus is required by law to be delivered in connection therewith. If during such period of time any event shall occur that in the judgment of the Company, or in the opinion of counsel for the Broker, requires that a material fact be stated in the Prospectus (as then amended or supplemented) in order to make the statements therein, in light of the circumstances under which they were made, not misleading, or if it is necessary to amend or supplement the Prospectus to comply with the Securities Act or any other law, the Company at its own expense (except as provided below) will forthwith prepare and file with the Commission an appropriate amendment or supplement thereto, and will furnish to the Broker without charge (except as provided below), a reasonable number of copies thereof.

        (e)   The Company will register or qualify the Shares for offer and sale by the Broker under the securities or Blue Sky laws of such jurisdictions as the Company may designate, will maintain such registration or qualification in effect for as long as required for the distribution of the Shares and will file such consents to service of process or other documents as may be necessary in order to effect such registration or qualification; provided that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to the service of process in suits, other than those arising out of the offer and sale of the Shares, in any jurisdiction where it is not now so subject.

        (f)    The Company will make generally available to its security holders an earnings statement, which need not be audited, covering a 12-month period commencing after the effective date of the Registration Statement and ending no later than 15 months thereafter, as soon as practicable after the end of such period, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and any applicable regulation.

        (g)   During the period of three years hereafter, the Company will furnish to you without charge as soon as available, a copy of each report of the Company mailed to shareholders or filed with the Commission if such report is not immediately available on the Commission's EDGAR website.

        (h)   The Company will not deregister its securities under the Securities Act or the Exchange Act before December 31, 2005.

        (i)    The Company will apply the net proceeds of the Offerings in the manner set forth in the Prospectus, and any amendments or supplements thereto.

        (j)    The Company will refrain from, and will use its reasonable best efforts to, cause its officers, directors and affiliates to refrain from, (i) taking, directly or indirectly prior to termination of the transactions contemplated by the Agreement, any action designed to stabilize or manipulate the price of any security of the Company, or which may cause or result in, or which might in the future reasonably be expected to cause or result in, the stabilization or manipulation of the price of any security of the Company, to facilitate the sale or resale of any of the Shares, (ii) selling, bidding for, purchasing or paying anyone any compensation for soliciting purchases of the Shares, or (iii) paying or agreeing to pay to any person any compensation for soliciting any order to purchase any other securities of the Company.

        (k)   The Company shall prepare a subscription agreement and transmittal letter (the "Subscription Materials") reasonably acceptable to the Broker which shall be used by the Broker in connection its duties hereunder.

        7.    Costs and Expenses.    Whether or not the transactions contemplated hereunder are consummated, the Company will pay all costs and expenses incident to the performance by it of its obligations hereunder, including (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits), each preliminary prospectus, the Prospectus and all amendments and supplements to any of the foregoing, during the period specified in Section 5(e) above but not exceeding nine months after the date on which the Shares are first offered to the public, (ii) the preparation, printing, authentication, issuance and delivery of certificates for the Shares, including any stamp tax in connection with the original issuance of the Shares, (iii) any filing fees and the fees and disbursements of counsel for the Company in connection with the registration or qualification of the Shares for offer and sale under the securities or Blue Sky laws of the several states as provided in Section 5(e) above, (iv) the fees and expenses of the Company's accountants and the fees and expenses of counsel for the Company, (v) during the period specified in Section 5(e) above but not exceeding nine months after the date on which the Community Offering Shares are first offered to the public, delivery to the subscribers of the Community Offering Shares or to the Broker (including postage, air freight and the expenses of counting and packaging) of such copies of the Registration Statement, the Prospectus, each preliminary prospectus and amendments or supplements to the Registration Statement and the Prospectus as may be requested for use by the Broker through whom

Community Offering Shares may be sold in connection with the offering and sale of the Community Offering Shares and during such period of time thereafter as the Prospectus is required, in the judgment of the Company or in the opinion of counsel for the Broker, to be delivered in connection with the offer and sale of the Community Offering Shares by Broker, (vi) filing fees of the Broker with the NASD in connection with the Community Offering, (vii) filing fees and costs associated with the inclusion of the Shares for trading on electronic bulletin board over-the-counter market, if any; (viii) the Company's expenses in connection with all informational and/or investor due diligence meetings; and (ix) the performance by the Company of its other obligations under this Agreement.

        8.    Conditions to the Obligations of the Broker.    Broker's obligations hereunder are subject to the accuracy of the representations and warranties on the part of the Company in all material respects on the date hereof and at the Closing, the performance by the Company of its obligations hereunder in all material respects, and to the satisfaction of the following conditions at or before Closing:

        (a)   That the Registration Statement shall have become effective not later than 5:00 p.m., on the date hereof, or at such later date and time as shall be consented to by you.

        (b)   That subsequent to the effective date of the Registration Statement, there shall not have occurred any change, or any development involving a prospective change, in or affecting particularly the condition (financial or otherwise), business, prospects, properties, net worth or results of operations of the Company or any of the Subsidiaries not contemplated by the Prospectus (or any amendment or supplement thereto) that, in your opinion, would materially adversely affect the market for the Shares.

        (c)   That you shall have received on the Closing Date an opinion dated the Closing Date, from Hogan & Hartson, L.L.P., counsel to the Company, substantially to the effect that:

          (i)    the Company and the Bank are validly existing and in good standing under the laws of their respective state or other jurisdiction of incorporation or organization;

          (ii)   the Company has an authorized capitalization as set forth in the Prospectus under the caption "Description of Capital Stock," all of the shares of Common Stock of the Company outstanding prior to the issuance of the Shares to be issued and sold by the Company hereunder have been duly authorized and validly issued and are fully paid and nonassessable;

          (iii)   all of the outstanding shares of capital stock of the Bank are owned by the Company, have been duly authorized and validly issued, and are fully paid and nonassessable and, to the knowledge of such counsel, are owned by the Company free and clear of any lien, claim, security interest or other encumbrance, except as otherwise described in the Registration Statement and the Prospectus (or any amendment or supplement thereto);

          (iv)  the Company and the Bank each have full corporate power and authority to execute, deliver and perform this Agreement;

          (v)   the Company is registered as a unitary savings and loan holding company under the Home Owners' Loan Act of 1933, and the Bank's deposit accounts are insured up to applicable limits by the FDIC;

          (vi)  the Community Offering Shares to be issued and sold by the Company hereunder have been duly authorized, and when issued and delivered in accordance with the terms of this Agreement, will have been validly issued and will be fully paid and nonassessable, and the issuance of such Community Offering Shares is not subject to any statutory preemptive rights under the Delaware General Corporation Law;

          (vii)  the certificates for the Community Offering Shares are in proper legal form, comply in all material respects with the applicable requirements of Section 158 of the Delaware General Corporation Law and with any applicable requirements of the Company's articles of incorporation or bylaws;

          (viii)  the execution, delivery and performance of this Agreement on the date hereof by the Company does not and will not conflict with, or result in any breach of or constitute a default under (A) any provisions of the certificate of incorporation or bylaws of the Company, or (B) any decree, judgment or order known to such counsel to be applicable to the Company or the Bank;

          (ix)  no approval, authorization, consent or order of or filing with the FDIC or the OTS is required in connection with the execution, delivery and performance of this Agreement, other than such as have been obtained or made under the Securities Act and the Securities Act Regulations, and under any applicable state securities or Blue Sky laws of the various jurisdictions in which the Community Offering Shares are being offered by the Broker, except that such counsel need express no opinion as to any approval of the underwriting terms and arrangements by the NASD;

          (x)   the Registration Statement and the Prospectus and each amendment or supplement thereto (except for the financial statements and schedules and other financial data included therein, as to which such counsel may express no opinion) comply as to form in all material respects with the requirements of the Securities Act and the rules and requirements thereunder; and,

          (xi)  the Registration Statement has been declared effective by the Commission under the Securities Act and, to the knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement has been issued under the Securities Act or the state law of the states where the Community Offering Shares are being offered as set forth in Section 1 hereof, and no proceedings for such purpose have been instituted or are pending or, to the knowledge of such counsel, are contemplated or threatened by the Commission or any state authority;

        Subject to its customary practices and limitations relating to the scope of such counsel's participation in the preparation of the Prospectus and its investigation or verification of information contained therein, Hogan & Hartson, L.L.P. also shall state that nothing has come to its attention to cause it to believe that the Prospectus (except for financial statements, schedules and other financial data included therein, as to which such counsel need not express any belief) contained any untrue statement of any material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus and any amendment or supplement thereto (except as aforesaid) as of their respective dates contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

        In rendering the opinions required by this Section 7(c), such counsel with the consent of Broker may rely, as to matters of fact, upon certificates and representations of officers of the Company and the Subsidiaries and on certificates of public officials.

        (a)   That Broker shall have received letters addressed to Broker and dated the date hereof and the Closing Date from Beard Miller Company, LLP, the Company's independent public accountants, substantially in the form heretofore approved by Broker.

        (b)   That (i) no amendment or supplement to the Registration Statement or Prospectus shall have been filed to which the Broker shall have objected in writing; (ii) no stop order suspending the effectiveness of the Registration Statement or any order preventing or suspending the use of the Prospectus shall have been issued and no proceedings for that purpose shall have been instituted or, to the knowledge of the Company, shall be threatened or contemplated by the Commission or any other regulatory authority at or prior to the Closing Date; (iii) there shall not have been any material change in the capital stock of the Company nor any material increase in long-term debt of the Company or any of the Subsidiaries from that set forth or contemplated in the Registration Statement and the Prospectus (or any amendment or supplement thereto); (iv) there shall not have been, since the respective dates as of which information is given in the Registration Statement and the Prospectus (or any amendment or supplement thereto), except as may otherwise be stated in the Registration Statement and the Prospectus (or any amendment or supplement thereto), any material adverse change in the condition (financial or otherwise), business, properties, prospects, net worth or results of operations of the Company and the Subsidiaries, taken as a whole; (v) neither the Company nor any of the Subsidiaries shall have any material liability or obligation, direct or contingent, other than those liabilities or obligations reflected in the Registration Statement and the Prospectus (or any amendment or supplement thereto) or incurred or arising in the ordinary course of business; and (vi) all of the representations and warranties of the Company contained in this Agreement shall be true and correct in all material respects on and as of the date hereof and the Closing Date as if made on and as of such date, and you shall have received a certificate, dated the Closing Date and signed by the principal executive officer and the principal financial officer of the Company, to the effect set forth in this Section 8(e) and Section 8(f) below.

        (c)   That the Company shall not have failed at or prior to the Closing Date to have performed or complied in any material respect with any of the agreements herein contained and required to be performed or complied with by it at or prior to the Closing Date.

        (d)   The Company shall have furnished you such further certificates and documents confirming the representations and warranties contained herein and related matters as you may reasonably have requested.

        9.    Conditions to the Obligations of the Company.    The obligations of the Company to sell the Community Offering Shares are subject to the conditions that at or before 5:00 p.m., on the date of this Agreement, or such later time and date to which the Company and the Broker may from time to time consent, the Registration Statement shall have become effective; at the Closing Date, no stop order suspending the effectiveness of the Registration Statement shall have been issued and be then in effect or proceedings therefor initiated or threatened; and the Escrow Agent shall have transmitted to the Company payment for the Community Offering Shares.

        10.    Indemnification and Contribution.    (a) The Company and the Bank, jointly and severally, agree to indemnify and hold harmless the Broker and each person, if any, who controls the Broker within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (referred to herein as the "Broker") from and against any and all losses, claims, damages, liabilities or expenses (including reasonable costs of investigation) arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or the Prospectus or in any amendment or supplement thereto, or arising out of or based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages, liabilities or expenses arise out of or are based upon any untrue statement or omission or alleged untrue statement based upon information relating to the Broker in the section of the Prospectus entitled "Plan of Distribution" that was made in reliance upon and conformity with information furnished in writing to the Company by or on behalf of the Broker expressly for use in connection therewith; provided that the indemnification contained in this paragraph with respect to any Prospectus shall not inure to the benefit of the Broker (or any person controlling the Broker) on account of any such loss, claim, damage, liability or expense arising from the sale of the Community Offering Shares by the Broker to any person if a copy of any supplement to the Prospectus shall not have been delivered or sent to such person with or prior to the written confirmation of the sale involved (or any supplement to the Prospectus at the time of such confirmation was not so delivered or sent) and the statement or omission giving rise to such loss, claim, damage, liability or expense was contained in the Prospectus and corrected in any supplement thereto at the time such confirmation was delivered or sent.

        (b)   The Broker agrees to indemnify and hold harmless the Company from and against any and all losses, claims, damages, liabilities or expenses (including reasonable costs of investigation) arising out of or based upon any misrepresentation or warranty contained in Section 3 hereof.

        (c)   Upon receipt by an indemnified party under subsection (a) or (b) above of notice of a claim or action, such indemnified party shall promptly notify the indemnifying party in writing; provided that failure to so notify the indemnifying party shall not relieve it from any liability which it may have on account of this indemnity or otherwise, except to the extent the indemnifying party shall have been materially prejudiced by such failure. The indemnifying party shall have the right to, and if requested by the indemnified party shall, assume the defense of any such claim or action, including the employment of counsel, as the indemnifying party shall select and as may be reasonably acceptable to the indemnified party. The indemnified party shall have the right to employ separate counsel in any such claim or action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of the indemnified party unless (i) the indemnifying party has failed promptly to assume the defense and employ counsel as required above, or (ii) the named parties to any such claim or action (including any impleaded parties) include the indemnified party and the indemnifying party, and the indemnified party shall have been advised by counsel in writing that there may be one or more legal defenses available to it which are different from or in addition to those available to the indemnifying party; provided that the indemnifying party shall not in such event be responsible hereunder for the fees and expenses of more than one firm of separate counsel in connection with any claim or action. The indemnifying party shall not be held liable for any settlement of any such claim or action effected without its prior written consent. In addition, the indemnifying party shall not, without prior written consent of the indemnified party, settle any pending or threatened claim or action relating to or arising out of the indemnified party's participation in this Agreement (whether or not the indemnified party is a party to such claim or action) unless such settlement includes an unconditional release of the indemnified party and each other indemnified party hereunder from all liabilities in connection with such claim or action. The rights to indemnity and contribution in this Section 10 shall be in addition to any rights that the indemnified party or any other indemnified party may have at common law or otherwise and shall survive any termination of this Agreement.

        (d)   In the event that the Broker or any other indemnified party is requested to appear as a witness in any action brought by or on behalf of or against the Company the Bank, the Broker, or any of their respective affiliates or any participant in the Offerings in which the Broker or such other indemnified party is not named as defendant, the Company and the Bank, jointly and severally, agree to reimburse the Broker or such other indemnified party for all reasonable out-of-pocket expenses (other than salaries) incurred by them in preparing and appearing as a witness.

  (e)  (i)  If the indemnification of the Broker provided for in this Section 10 is unavailable as a matter of law to the Broker in respect of any loss, claim, damage, liability or expense referred to therein, then the Company and the Bank, jointly and severally, in lieu of indemnifying the Broker thereunder, shall contribute to the amount paid or payable by the Broker as a result of such loss, claim, damage, liability or expense (i) in such proportion as is appropriate to reflect the relative benefits received or to be received by the Company, as the case may be, on the one hand and Broker on the other from the Community Offering or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and of the Broker on the other in connection with the statements or omissions that resulted in such loss, claim, damage, liability or expense, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Broker on the other shall be deemed to be in the same proportion as the total net proceeds from the Community Offering (before deducting expenses) received or to be received by the Company, bear to the total selling commissions received by the Broker as set forth in the table on the cover page of the Prospectus (as amended or supplemented). The relative fault of the Company on the one hand and of the Broker on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact related to information was supplied by the Company on the one hand or by the Broker on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

          (ii)   The Company and the Bank on the one hand, and the Broker, on the other hand, agree that it would not be just and equitable if contribution pursuant to this Section 10(e) were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities and expenses referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses actually and reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentations.

        (f)    In any proceeding relating to the Registration Statement, any preliminary prospectus, the Prospectus or any supplement or amendment thereto, the Company and the Bank hereby consent to the jurisdiction of any court having jurisdiction over any other contributing party, agrees that process issuing from such court may be served upon him or it by any other contributing party and consents to the service of such process and agrees that any other contributing party may join him or it as an additional defendant in any such proceeding in which such other contributing party is a party.

        (g)   The indemnity and contribution agreements contained in this Section 10 and the respective agreements, representations, warranties and other statements of the Company or its Broker, as applicable, or their respective officers set forth in or made pursuant to this Agreement shall remain operative and in full force and effect, regardless of (i) any investigation made by or on behalf of an indemnified party or any person controlling an indemnified party, (ii) acceptance of any Community Offering Shares and payment therefor hereunder, and (iii) any termination of this Agreement. A successor of an indemnified party or its directors or officers referred to above (or of any person controlling an indemnified party) shall be entitled to the benefits of the indemnity, contribution and reimbursement agreements contained in this Section 10.

        11.    Effective Date of Agreement.    This Agreement shall become effective when signed by the parties to it.

        12.    Notices.    All communications hereunder shall be in writing and, except as otherwise provided herein, will be mailed, delivered or telecopied and confirmed as follows: if to the Broker, to FIG Partners, L.L.C., 1545 Peachtree Street, Suite 650, Atlanta, Georgia 30309, Attention: J. Kevin McAuliffe; with a copy (that shall not constitute notice) to: Elias, Matz, Tiernan & Herrick L.L.P., 734 15th Street, N.W., 12th Floor, Washington, D.C. 20005, Attention: Timothy B. Matz, Esq.; if to the Company, to American Bank Holdings, Inc., 12211 Plum Orchard Drive, Suite 300, Silver Spring, Maryland 20904, Attention: John M. Wright, with a copy (that shall not constitute notice) to: Hogan & Hartson, L.L.P., 875 Third Avenue, New York, New York 10022, Attention: Amit Saluja, Esq.

        13.    Successors.    This Agreement has been and is made solely for the benefit of the Broker, the Company and their respective successors, executors, administrators, heirs and assigns, and the officers, directors and controlling persons referred to herein, and no other person will have any right or obligation hereunder. The term "successor" shall not include any purchaser of the Shares merely because of such purchase.

        14.    Entire Agreement; Amendment.    This Agreement represents the entire understanding of the parties hereto with reference to the transactions contemplated hereby and supersedes any and all other oral or written agreements heretofore made. No waiver, amendment or other modification of this Agreement shall be effective unless in writing and signed by the parties hereto.

        15.    Severability.    Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

        16.    Counterparts.    This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

        17.    Governing Law.    This Agreement shall be governed by, and construed in accordance with, the laws of the State of Georgia without reference to the conflict of laws principles thereof.

        If the foregoing letter is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicates Broker in accordance with its terms.

Very truly yours,
AMERICAN BANK HOLDINGS, INC.
By:
Name:
Title:
AMERICAN BANK
By:
Name:
Title:

The foregoing Accommodating Broker Agreement
is hereby confirmed and accepted as of
the date first above written.

FIG PARTNERS, L.L.C.

By:
Name:
Title:

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AMERICAN BANK HOLDINGS, INC. 1,150,000 Shares of Common Stock ($0.001 par value) ACCOMMODATING BROKER AGREEMENT